Exhibit 99.1

IDEXX Laboratories Announces Third Quarter Results

▪	Achieves third quarter revenue growth of 10% as reported and organic and CAG Diagnostics recurring revenue growth of 11% as reported and organic.

▪	Double-digit organic revenue growth was led by strong volume expansion, including benefits from IDEXX's innovations and excellent commercial execution.

▪	Places over 1,900 IDEXX inVue Dx™ analyzers during the quarter, driving installed base to nearly 11,000 instruments.

▪	Delivers EPS of $4.01, an increase of 18% as reported and 22% on a comparable basis, with operating margin up 100 basis points as reported and 60 basis points on a comparable basis.

▪	Increases 2026 revenue guidance to $4,741 million - $4,767 million, up $32 million at midpoint, reflecting strong CAG Diagnostics recurring revenue performance.

▪	Outlook for 2026 reported revenue growth raised to 10.1% - 10.8%, and CAG Diagnostics recurring revenue reported growth raised to 11.0% - 11.7%, with projected 2026 organic revenue growth of 9.3% - 10.0% and CAG Diagnostics recurring revenue organic growth of 10.3% - 11.0%.

▪	Raises 2026 EPS outlook to $14.96 - $15.16, reflecting a $0.25 increase compared to prior guidance midpoint, led by a raised revenue outlook while supporting acquisition impacts.

WESTBROOK, Maine, November 2, 2026 — IDEXX Laboratories, Inc. (Nasdaq: IDXX), a global leader in pet healthcare innovation, today announced third quarter results.

Third Quarter Results

The Company reports revenues of $1,214 million for the third quarter of 2026, an increase of 10% as reported and organic, driven by Companion Animal Group ("CAG") growth of 10% as reported and organic.

Third quarter earnings per diluted share (“EPS”) were $4.01, an increase of 18% as reported and 22% on a comparable basis. Third quarter EPS included $0.03 per share benefit from a non-operating gain on an equity investment, $0.01 per share in tax benefits from share-based compensation, and $0.04 per share benefit from year-over-year currency changes, while absorbing acquisition impacts.

IDEXX Announces Third Quarter Results

November 2, 2026

“IDEXX delivered exceptional third quarter results, reflecting strong commercial execution and momentum from our innovation-driven growth strategy,” said Mike Erickson, President and Chief Executive Officer. “Innovations like IDEXX inVue Dx with FNA, and IDEXX Cancer Dx becoming a multi-cancer panel, are helping practices detect disease earlier and work more efficiently. In software, we advanced our capabilities with the acquisition of CoVet, an AI clinical assistant that supports veterinary team productivity and diagnostics utilization, creating more value for our customers and shareholders."

Third Quarter Performance Highlights

Companion Animal Group (“CAG”)

CAG revenue growth was led by CAG Diagnostics recurring revenue growth of 11% as reported and organic, including 13% reported and 14% organic gains in International regions and 10% reported and organic growth in the U.S., outpacing sector growth levels.

Additional U.S. companion animal practice key metrics are available in the Q3 2026 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Strong same-store volume growth, IDEXX innovation benefits, net customer gains and premium instrument installed base expansion drove double-digit CAG Diagnostics recurring revenue growth.

▪	IDEXX VetLab™ consumables revenues grew 14% reported and 15% organic, supported by net new customer growth, including 11% expansion of the IDEXX global premium instrument installed base, utilization expansion with benefits from recent product launches and net price gains.

▪	Reference laboratory diagnostic and consulting services generated 10% reported and organic revenue growth, driven by testing volume growth, net new customer gains, and price realization.

▪	Rapid assay products revenues increased 1% as reported and on an organic basis, driven by net price benefits, offsetting lower testing volumes.

CAG Diagnostics capital instrument revenues were flat on an as reported and an organic basis, with benefits from over 1,900 IDEXX inVue Dx placements during the quarter.

Veterinary software, services and diagnostic imaging systems revenues grew 11% on a reported and 10% on an organic basis for the quarter, with benefits from a strong quarter of diagnostic imaging systems installations, led by ImageVue™ DR50 Plus.

IDEXX Announces Third Quarter Results

November 2, 2026

Water

Water revenues grew 8% as reported and organic for the quarter, driven by growth in North America.

Livestock, Poultry and Dairy (“LPD”)

LPD revenues increased 3% as reported and organic for the quarter, led by growth in the Americas.

Gross Profit and Operating Profit

Gross profit increased 12% as reported and 12% on a comparable basis. Gross margin of 62.9% increased 110 basis points as reported and 90 basis points on a comparable basis, supported by strong recurring revenue volume gains, operational productivity initiatives, and net price realization.

Operating margin was 33.1% for the quarter, higher than the prior year period by 100 basis points as reported and by 60 basis points on a comparable basis. Operating margin results reflect a 10% operating expense increase as reported and 11% growth on a comparable basis. Operating expense growth supported expansion of IDEXX's commercial capabilities and advancement of the Company's innovation agenda, while absorbing acquisition impacts, including transaction-related costs.

2026 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth guidance range to $4,741 million - $4,767 million, or reported growth of 10.1% - 10.8%, an increase of $32 million at midpoint, including $5 million related to the recent CoVet acquisition. The Company is increasing its outlook for organic revenue growth to 9.3% - 10.0%, an increase of 0.6% at midpoint, reflecting operational performance.

The Company lowered its full year reported operating margin outlook to 32.1% - 32.3%, bringing the projected full year operating profit margin expansion to 50 - 70 basis points as reported and on a comparable basis. The updated guidance includes acquisition-related impacts.

The Company updated its EPS outlook range to $14.96 - $15.16, a $0.25 increase compared to prior guidance midpoint, reflecting 15% reported and 16% comparable growth.

IDEXX Announces Third Quarter Results

November 2, 2026

The following table provides the Company's updated outlook for annual key financial metrics in 2026 with a comparison to the prior outlook:

Amounts in millions except per share data and percentages

2026 Growth and Financial Performance Outlook	Updated	Prior
Revenue	$4,741 - $4,767	$4,700 - $4,745
Reported growth	10.1% - 10.8%	9.1% - 10.3%
Organic growth	9.3% - 10.0%	8.5% - 9.7%
CAG Diagnostics Recurring Revenue Growth
Reported growth	11.0% - 11.7%	10.1% - 11.3%
Organic growth	10.3% - 11.0%	9.5% - 10.7%
Operating Margin	32.1% - 32.3%	32.3% - 32.5%
Operating margin expansion	50 bps - 70 bps	70 bps - 90 bps
Comparable margin expansion	50 bps - 70 bps	70 bps - 90 bps
EPS	$14.96 - $15.16	$14.69 - $14.94
Reported growth	14% - 16%	12% - 14%
Comparable growth	15% - 16%	13% - 15%
Other Key Metrics
Net interest expense	~$32	~$35
Share-based compensation tax benefit	~$19	~$19
Share-based compensation tax rate benefit	~1.3%	~1.3%
Effective tax rate	~20.5%	~21.1%
Share-based compensation EPS impact	~$0.24	~$0.24
Reduction in average shares outstanding	~2%	1.5% - 2%
Operating Cash Flow (% of Net Income)	110% - 120%	110% - 120%
Free Cash Flow (% of Net Income)	95% - 100%	90% - 100%
Capital Expenditures	~$160	~$180

IDEXX Announces Third Quarter Results

November 2, 2026

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2026.

Estimated Foreign Currency Exchange Rate Impacts	2026
Revenue growth rate impact	~0.7%
CAG Diagnostics recurring revenue growth rate impact	~0.7%
Operating margin growth impact	~30 bps
EPS impact	~$0.25
EPS growth impact	~2%

Go-Forward Foreign Currency Exchange Rate Assumptions	2026
In U.S. dollars
euro	$1.12
British pound	$1.32
Canadian dollar	$0.70
Australian dollar	$0.69
Relative to the U.S. dollar
Japanese yen	¥160
Chinese renminbi	¥6.80
Brazilian real	R$5.05

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will host a conference call today at 8:30 a.m. (ET) to discuss its third quarter 2026 results and management’s outlook. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (ET) via the same link and will remain available for one year. The live call also will be accessible by telephone. To listen to the live conference call, please dial 1-800-330-6730 or 1-213-279-1575 and reference passcode 715328.

2027 VMX Event

IDEXX Laboratories, Inc. will host an Investor and Analyst Session at VMX in Orlando, Florida on Monday, January 18th at 1:00 p.m. (ET), highlighting IDEXX's next point-of-care analyzer, IDEXX MultiCue Dx™. On-site participation is limited and advance registration for the in-person event is required; institutional investors and analysts interested in attending should contact investorrelations@idexx.com. A live webcast and accompanying slide presentations will be available at www.idexx.com/investors. An archived webcast replay of the event will be available approximately one hour following the event via the same link.

IDEXX Announces Third Quarter Results

November 2, 2026

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help measure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the Company’s business prospects and estimates of the Company’s financial results for future periods. Forward-looking statements are included above under "2026 Growth and Financial Performance Outlook" and elsewhere and can be identified by the use of words such as "expects", "may", "can", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; projected net price realization; trends and other factors impacting the pet healthcare industry, including pet population demographics and U.S. clinical visits, and their anticipated effects on the Company; IDEXX inVue Dx analyzer placements; IDEXX Cancer DxTM testing panel expansion; CoVet acquisition-related impacts; and CoVet integration plans. These statements are intended to provide management's expectations or forecasts of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs, and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the adverse impact, and the duration, of macroeconomic events, conditions, and uncertainties, such as geopolitical instability (including wars, terrorist attacks, and armed conflicts), general economic uncertainty, changes in U.S. and other countries’ tariff and trade policies, severe weather and other natural conditions, our ability to successfully integrate CoVet, and supply chain challenges on our business, results of operations, liquidity, financial condition, and stock price, as well as the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the corresponding sections of the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026, and September 30, 2026, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

IDEXX Announces Third Quarter Results

November 2, 2026

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimate the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted third quarter 2026 results as follows: increased gross profit growth by 0.2%, increased gross margin expansion 20 basis points, decreased operating expense growth by 0.9%, increased operating profit growth by 1.2%, increased operating profit margin growth by 40 basis points, and increased EPS growth by 1.2%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three and nine months ended September 30, 2026 and refer to the 2026 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2026 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percentage change in revenue, as compared to the same period for the prior year, net of the effect of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and nine months ended September 30, 2026. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Please refer to the 2026 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2026 organic revenue growth for the Company and CAG Diagnostics recurring revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to have an immaterial impact on projected full year 2026 revenue growth and no impact on CAG Diagnostics recurring revenue growth.

We exclude from organic revenue growth the effect of changes in foreign currency exchange rates because changes in foreign currency exchange rates are not under management’s control, are subject to volatility, and can obscure underlying business trends. We calculate the impact on revenue resulting from changes in foreign currency exchange rates by applying the difference between the weighted average exchange rates during the current period and the comparable prior year period to foreign currency denominated revenues for the prior year period.

We also exclude from organic revenue growth the effect of certain business acquisitions and divestitures because the nature, size, and number of these transactions can vary dramatically from period to period, and because they either require or generate cash as an inherent consequence of the transaction, and therefore can also obscure underlying business and operating trends. We consider acquisitions to be a business when all three elements of inputs, processes, and outputs are present, consistent with ASU 2017-01, “Business Combinations: (Topic 805) Clarifying the Definition of a Business.” We do not consider acquired assets to be a business if substantially all the fair value of the assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. A typical acquisition that we do not consider a business is a customer relationship asset acquisition, which does not have all elements necessary to operate a business, such as employees or infrastructure. Revenue from these customers acquired is included in organic revenue growth because we believe the efforts required to convert and retain these acquired customers are similar in nature to our efforts to obtain and retain our existing customer base.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

IDEXX Announces Third Quarter Results

November 2, 2026

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year		Nine Months Ended		Year-over-Year
	September 30,	September 30,			September 30,	September 30,
Dollar amounts in thousands	2026	2025	Change		2026	2025	Change
Gross profit and growth (as reported)	$764,298	$683,354	12%		$2,266,124	$2,001,465	13%
Gross margin and margin gain	62.9%	61.8%	110	bps	63.4%	62.3%	120	bps
Less: comparability adjustments
Change from currency	1,091	—			29,073	—
Comparable gross profit and growth	$763,207	$683,354	12%		$2,237,051	$2,001,465	12%
Comparable gross margin and margin gain	62.7%	61.8%	90	bps	63.3%	62.3%	100	bps

Operating expenses and growth (as reported)	$361,950	$328,508	10%		$1,075,624	$957,039	12%
Less: comparability adjustments
Change from currency	(3,043)	—			4,685	—
Loss on equity investment	—	—			5,000	—
Now-concluded litigation matter	—	—			—	(8,600)
Comparable operating expense and growth	$364,993	$328,508	11%		$1,065,939	$965,639	10%

Operating profit and growth (as reported)	$402,348	$354,846	13%		$1,190,500	$1,044,426	14%
Operating margin and margin gain	33.1%	32.1%	100	bps	33.3%	32.5%	80	bps
Less: comparability adjustments
Change from currency	4,134	—			24,388	—
Loss on equity investment	—	—			(5,000)	—
Now-concluded litigation matter	—	—			—	8,600
Comparable operating profit and growth	$398,214	$354,846	12%		$1,171,112	$1,035,826	13%
Comparable operating margin and margin gain	32.7%	32.1%	60	bps	33.1%	32.2%	90	bps

Amounts presented may not recalculate due to rounding.

Projected 2026 comparable operating margin expansion outlined in the 2026 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2026 reported operating margin adjusted for a $5 million unfavorable impact of loss on an equity investment; (ii) adjustment to projected 2026 operating margin for a positive impact from year-over-year foreign currency exchange rate changes at noted exchange rates; and (iii) adjustment to 2025 operating margin for the positive impact of the approximately $9 million discrete litigation expense accrual adjustment in the first quarter of 2025.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2026) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

IDEXX Announces Third Quarter Results

November 2, 2026

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, "Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting," and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Nine Months Ended		Year-over-Year
	September 30,	September 30,		September 30,	September 30,
	2026	2025	Growth	2026	2025	Growth
Earnings per share (diluted) and growth	$4.01	$3.40	18%	$11.75	$9.99	18%
Less: comparability adjustments
Share-based compensation activity	0.01	0.17		0.24	0.28
Loss on equity investment	—	—		(0.05)	—
Now-concluded litigation matter	—	—		—	0.08
Change from currency	0.04	—		0.24	—
Comparable EPS and growth	$3.96	$3.24	22%	$11.32	$9.63	18%

Amounts presented may not recalculate due to rounding.

Projected 2026 comparable EPS growth outlined in the 2026 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) adjustment to projected full year 2026 reported EPS for estimated positive year-over-year foreign currency exchange rate change impact of $0.25 at noted exchange rates; (ii) adjustment to projected full year 2026 reported EPS for estimated positive impact of share-based compensation activity of $0.24; (iii) adjustment to projected full year 2026 EPS of $0.05 for unfavorable impact of a loss on an equity investment; (iv) adjustment to full year 2025 reported EPS for a positive $0.08 impact from the discrete litigation expense accrual adjustment in the first quarter of 2025; and (v) adjustment to full year 2025 reported EPS for positive impact of share-based compensation activity of $0.35.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2026 reported EPS growth) to comparable EPS growth for the Company.

Segment and Other Income from Operations - We report segment income from operations in our Segment Information table below. Segment income from operations is a non-GAAP financial measure that adjusts for the impact of foreign currency transaction gains and losses and should be considered in addition to, and not as a replacement for, or superior measure to, income from operations. We exclude foreign currency transaction gains and losses for each reportable segment (CAG, Water, and LPD) from segment income from operations and report the full amount of foreign currency transaction gains and losses in Other. We believe that reporting segment income from operations provides supplemental analysis to help investors further evaluate each reportable segment’s business performance by excluding foreign currency transaction gains and losses, which are centrally managed by our corporate treasury function and which we do not consider relevant for assessing the results of each reportable segment’s operations.

The reconciliation of this non-GAAP financial measure is as follows for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
	2026			2025
Amounts in thousands	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations
CAG	$370,216	$(713)	$369,503	$327,095	$1,376	$328,471
Water	29,624	(50)	29,574	26,311	104	26,415
LPD	1,948	(49)	1,899	364	107	471
Other	560	812	1,372	1,076	(1,587)	(511)
Total	$402,348	$—	$402,348	$354,846	$—	$354,846

IDEXX Announces Third Quarter Results

November 2, 2026

	Nine Months Ended September 30,
	2026			2025
Amounts in thousands	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations
CAG	$1,100,450	$(109)	$1,100,341	$969,649	$2,454	$972,103
Water	83,525	(8)	83,517	71,691	183	71,874
LPD	5,605	(5)	5,600	(98)	189	91
Other	920	122	1,042	3,184	(2,826)	358
Total	$1,190,500	$—	$1,190,500	$1,044,426	$—	$1,044,426

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three and nine months ended September 30, 2026 and 2025. To estimate projected 2026 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $160 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended September 30, 2026, we have deducted purchases of property and equipment of approximately $115 million from net cash provided from operating activities of approximately $1,419 million, divided by net income of approximately $1,182 million.

Notes and Definitions

Discrete litigation expense accrual - During the first quarter of 2025, the Company reduced its previously established $89.0 million accrual related to a concluded litigation matter by approximately $9 million, which represented our best estimate at that time of the amount of the loss.

Concluded litigation matter - The Company was a defendant in a litigation matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement, and the trial court ruled in favor of the plaintiff in 2020. Following appeals and in light of the appellate court's April 3, 2025 decision, on April 17, 2025, the Company paid the judgment of approximately $80 million, and the plaintiff executed a satisfaction and release of judgment, which was filed with the trial court on the same date, concluding this matter.

IDEXX Announces Third Quarter Results

November 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2026	2025	2026	2025
Revenue:	Revenue	$1,214,237	$1,105,239	$3,571,642	$3,213,123
Expenses and Income:	Cost of revenue	449,939	421,885	1,305,518	1,211,658
	Gross profit	764,298	683,354	2,266,124	2,001,465
	Sales and marketing	169,850	159,157	516,377	476,487
	General and administrative	123,283	105,936	359,213	296,178
	Research and development	68,817	63,415	200,034	184,374
	Total operating expense	361,950	328,508	1,075,624	957,039
	Income from operations	402,348	354,846	1,190,500	1,044,426
	Non-operating income (expense), net	(3,023)	(10,075)	(18,509)	(27,219)
	Income before provision for income taxes	399,325	344,771	1,171,991	1,017,207
	Provision for income taxes	82,180	70,161	237,988	205,931
Net Income:	Net income attributable to stockholders	$317,145	$274,610	$934,003	$811,276
	Earnings per share: Basic	$4.02	$3.43	$11.80	$10.06
	Earnings per share: Diluted	$4.01	$3.40	$11.75	$9.99
	Shares outstanding: Basic	78,825	80,096	79,139	80,605
	Shares outstanding: Diluted	79,049	80,675	79,512	81,207

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2026	2025	2026	2025
Operating Ratios	Gross profit	62.9%	61.8%	63.4%	62.3%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	24.1%	24.0%	24.5%	24.0%
	Research and development expense	5.7%	5.7%	5.6%	5.7%
	Income from operations[1]	33.1%	32.1%	33.3%	32.5%

1Amounts presented may not recalculate due to rounding.

IDEXX Announces Third Quarter Results

November 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Segment and Other Information

Amounts in thousands (Unaudited)

		Three Months Ended
		September 30, 2026	Percent of Revenue	September 30, 2025	Percent of Revenue
Revenue:	CAG	$1,115,968		$1,012,534
	Water	58,836		54,297
	LPD	34,828		33,944
	Other	4,605		4,464
	Total	$1,214,237		$1,105,239

Gross Profit:	CAG	$701,345	62.8%	$627,456	62.0%
	Water	42,714	72.6%	38,057	70.1%
	LPD	18,310	52.6%	15,945	47.0%
	Other	1,929	41.9%	1,896	42.5%
	Total	$764,298	62.9%	$683,354	61.8%

Income from Operations:	CAG	$369,503	33.1%	$328,471	32.4%
	Water	29,574	50.3%	26,415	48.6%
	LPD	1,899	5.5%	471	1.4%
	Other	1,372	29.8%	(511)	(11.4)%
	Total	$402,348	33.1%	$354,846	32.1%

		Nine Months Ended
		September 30, 2026	Percent of Revenue	September 30, 2025	Percent of Revenue
Revenue:	CAG	$3,288,256		$2,954,813
	Water	167,665		150,619
	LPD	102,492		94,302
	Other	13,229		13,389
	Total	$3,571,642		$3,213,123

Gross Profit:	CAG	$2,084,641	63.4%	$1,844,381	62.4%
	Water	122,849	73.3%	105,641	70.1%
	LPD	53,871	52.6%	45,239	48.0%
	Other	4,763	36.0%	6,204	46.3%
	Total	$2,266,124	63.4%	$2,001,465	62.3%

Income from Operations:	CAG	$1,100,341	33.5%	$972,103	32.9%
	Water	83,517	49.8%	71,874	47.7%
	LPD	5,600	5.5%	91	0.1%
	Other	1,042	7.9%	358	2.7%
	Total	$1,190,500	33.3%	$1,044,426	32.5%

IDEXX Announces Third Quarter Results

November 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Three Months Ended
Net Revenue	September 30, 2026	September 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG	$1,115,968	$1,012,534	$103,434	10.2%	(0.2)%	0.1%	10.4%
United States	725,876	668,418	57,458	8.6%	—	0.1%	8.5%
International	390,092	344,116	45,976	13.4%	(0.7)%	—	14.0%
Water	$58,836	$54,297	$4,539	8.4%	0.6%	—	7.8%
United States	31,297	28,070	3,227	11.5%	—	—	11.5%
International	27,539	26,227	1,312	5.0%	1.1%	—	3.9%
LPD	$34,828	$33,944	$884	2.6%	(0.4)%	—	3.0%
United States	7,651	6,861	790	11.5%	—	—	11.5%
International	27,177	27,083	94	0.3%	(0.5)%	—	0.8%
Other	$4,605	$4,464	$141	3.2%	—	—	3.2%
Total Company	$1,214,237	$1,105,239	$108,998	9.9%	(0.2)%	0.1%	10.0%
United States	766,582	705,040	61,542	8.7%	—	0.1%	8.6%
International	447,655	400,199	47,456	11.9%	(0.5)%	—	12.4%

	Three Months Ended
Net CAG Revenue	September 30, 2026	September 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$967,351	$873,273	$94,078	10.8%	(0.2)%	—	11.0%
IDEXX VetLab consumables	443,245	387,813	55,432	14.3%	(0.3)%	—	14.6%
Rapid assay products	89,135	88,638	497	0.6%	(0.2)%	—	0.7%
Reference laboratory diagnostic and consulting services	399,079	362,725	36,354	10.0%	(0.2)%	—	10.2%
CAG Diagnostics services and accessories	35,892	34,097	1,795	5.3%	(0.1)%	—	5.4%
CAG Diagnostics capital – instruments	$51,492	$51,479	$13	—	(0.3)%	—	0.4%
Veterinary software, services and diagnostic imaging systems:	$97,125	$87,782	$9,343	10.6%	0.1%	0.7%	9.9%
Recurring revenue	77,472	70,988	6,484	9.1%	0.2%	0.8%	8.2%
Systems and hardware	19,653	16,794	2,859	17.0%	—	—	17.0%
Net CAG revenue	$1,115,968	$1,012,534	$103,434	10.2%	(0.2)%	0.1%	10.4%

	Three Months Ended
	September 30, 2026	September 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$967,351	$873,273	$94,078	10.8%	(0.2)%	—	11.0%
United States	620,322	565,951	54,371	9.6%	—	—	9.6%
International	347,029	307,322	39,707	12.9%	(0.7)%	—	13.6%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Third Quarter Results

November 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Nine Months Ended
Net Revenue	September 30, 2026	September 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG	$3,288,256	$2,954,813	$333,443	11.3%	1.1%	—	10.2%
United States	2,151,668	1,976,804	174,864	8.8%	—	—	8.8%
International	1,136,588	978,009	158,579	16.2%	3.3%	—	13.0%
Water	$167,665	$150,619	$17,046	11.3%	2.0%	—	9.3%
United States	87,311	77,663	9,648	12.4%	—	—	12.4%
International	80,354	72,956	7,398	10.1%	4.0%	—	6.2%
LPD	$102,492	$94,302	$8,190	8.7%	2.3%	—	6.3%
United States	20,643	18,416	2,227	12.1%	—	—	12.1%
International	81,849	75,886	5,963	7.9%	2.9%	—	5.0%
Other	$13,229	$13,389	$(160)	(1.2)%	—	—	(1.2)%
Total Company	$3,571,642	$3,213,123	$358,519	11.2%	1.1%	—	10.0%
United States	2,264,782	2,077,770	187,012	9.0%	—	—	9.0%
International	1,306,860	1,135,353	171,507	15.1%	3.3%	—	11.9%

	Nine Months Ended
Net CAG Revenue	September 30, 2026	September 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$2,862,377	$2,557,535	$304,842	11.9%	1.1%	—	10.8%
IDEXX VetLab consumables	1,286,164	1,107,704	178,460	16.1%	1.6%	—	14.5%
Rapid assay products	275,648	272,912	2,736	1.0%	0.4%	—	0.6%
Reference laboratory diagnostic and consulting services	1,191,987	1,074,825	117,162	10.9%	0.8%	—	10.1%
CAG Diagnostics services and accessories	108,578	102,094	6,484	6.4%	1.5%	—	4.9%
CAG Diagnostics capital – instruments	$141,115	$142,073	$(958)	(0.7)%	0.8%	—	(1.4)%
Veterinary software, services and diagnostic imaging systems:	$284,764	$255,205	$29,559	11.6%	0.5%	0.2%	10.9%
Recurring revenue	227,351	205,735	21,616	10.5%	0.6%	0.3%	9.7%
Systems and hardware	57,413	49,470	7,943	16.1%	0.2%	—	15.8%
Net CAG revenue	$3,288,256	$2,954,813	$333,443	11.3%	1.1%	—	10.2%

	Nine Months Ended
	September 30, 2026	September 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$2,862,377	$2,557,535	$304,842	11.9%	1.1%	—	10.8%
United States	1,845,309	1,677,937	167,372	10.0%	—	—	10.0%
International	1,017,068	879,598	137,470	15.6%	3.3%	—	12.3%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Third Quarter Results

November 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

Amounts in thousands (Unaudited)

		September 30, 2026	December 31, 2025
Assets:	Current Assets:
	Cash and cash equivalents	$197,536	$180,070
	Accounts receivable, net	615,799	552,378
	Inventories	390,874	377,756
	Other current assets	295,795	303,623
	Total current assets	1,500,004	1,413,827
	Property and equipment, net	732,131	747,380
	Other long-term assets, net	1,474,974	1,189,552
	Total assets	$3,707,109	$3,350,759
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$154,086	$110,408
	Accrued liabilities	520,957	530,147
	Line of credit	474,000	398,000
	Current portion of long-term debt	74,998	74,995
	Deferred revenue	40,181	35,264
	Total current liabilities	1,264,222	1,148,814
	Long-term debt, net of current portion	299,879	374,842
	Other long-term liabilities, net	273,831	221,720
	Total long-term liabilities	573,710	596,562
	Total stockholders' equity	1,869,177	1,605,383
	Total liabilities and stockholders' equity	$3,707,109	$3,350,759

IDEXX Laboratories, Inc. and Subsidiaries

Selected Balance Sheet Information (Unaudited)

		September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Selected Balance Sheet Information:	Days sales outstanding[1]	46.7	46.2	46.2	46.8	46.5
	Inventory turns[2]	1.5	1.4	1.4	1.6	1.5

1Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

2Inventory turns are calculated as the ratio of our inventory-related cost of revenue for the quarter multiplied by four, divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Announces Third Quarter Results

November 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

Amounts in thousands (Unaudited)

		Nine Months Ended
		September 30, 2026	September 30, 2025
Operating:	Cash Flows from Operating Activities:
	Net income	$934,003	$811,276
	Non-cash adjustments to net income	198,224	259,262
	Changes in assets and liabilities	(69,100)	(244,493)
	Net cash provided by operating activities	1,063,127	826,045
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(85,560)	(95,242)
	Purchases of equity investments	(1,695)	(756)
	Proceeds from equity investments	4,111	—
	Acquisitions	(227,122)	(13,350)
	Proceeds from net investment hedges	3,126	1,239
	Net cash used by investing activities	(307,140)	(108,109)
Financing:	Cash Flows from Financing Activities:
	Borrowings under credit facility, net	76,000	205,000
	Payments of senior notes	(75,000)	(103,386)
	Repurchases of common stock	(810,014)	(979,190)
	Proceeds from exercises of stock options and employee stock purchase plans	82,551	75,493
	Shares withheld for statutory tax withholding payments on restricted stock	(11,003)	(7,179)
	Net cash used by financing activities	(737,466)	(809,262)
	Net effect of changes in exchange rates on cash	(1,055)	11,226
	Net increase (decrease) in cash and cash equivalents	17,466	(80,100)
	Cash and cash equivalents, beginning of period	180,070	288,266
	Cash and cash equivalents, end of period	$197,536	$208,166

IDEXX Laboratories, Inc. and Subsidiaries

Free Cash Flow

Amounts in thousands (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Free Cash Flow:	Net cash provided by operating activities	$449,717	$402,340	$1,063,127	$826,045
	Investing cash flows attributable to purchases of property and equipment	(28,930)	(31,114)	(85,560)	(95,242)
	Free cash flow[1]	$420,787	$371,226	$977,567	$730,803

1See Statement Regarding Non-GAAP Financial Measures, above.

IDEXX Announces Third Quarter Results

November 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Common Stock Repurchases

Amounts in thousands except per share data (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Shares repurchased in the open market	199	411	1,369	2,055
Shares acquired through employee surrender for statutory tax withholding	—	—	17	16
Total shares repurchased	199	411	1,386	2,071

Cost of shares repurchased in the open market	$111,819	$241,568	$804,698	$978,313
Cost of shares for employee surrenders	150	85	11,003	7,179
Total cost of shares	$111,969	$241,653	$815,701	$985,492

Average cost per share – open market repurchases	$563.04	$587.50	$588.14	$475.92
Average cost per share – employee surrenders	$545.16	$647.08	$626.05	$454.46
Average cost per share – total	$563.01	$587.52	$588.62	$475.76